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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Storage Computer Corporation (The "Company") on Form S-8 of our report dated February 25, 1998 on the financial statements of the Company as at December 31, 1997 and December 31, 1996 and for each of the years in the three year period ended December 31, 1997 appearing in this annual report on Form 10-KSB of the Company.

                                   Richard A. Eisner & Company, LLP

Cambridge, MA
March 11, 1998